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                                                                    Exhibit 10.3
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                    BAYBANKS RETIREMENT EXCESS BENEFIT PLAN

                        First Amendment and Restatement
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     1.   Establishment and Restatement of Plan.
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          (a)  BayBanks, Inc. ("BayBanks") and the other Employers maintaining the Retirement Plan for Employees of BayBanks, Inc. and Affiliated Companies (as it was then named) (the "retirement plan") established this retirement excess benefit plan (the "retirement excess plan") to pay participants in the retirement plan benefits that would have been payable to them under the retirement plan but for the restrictions on benefits imposed by Section 10.1 and 10.2 of the retirement plan. To such extent, the retirement excess plan was (and is) intended to be an "excess benefit plan" as defined in Section 3(36) of ERISA.

          (b) Subsequently, the retirement excess plan was amended and restated to reflect changes in the retirement plan made to conform to changes in the applicable tax laws, specifically the Code Section 401(a)(17) limit on the amount of compensation of any participant taken into account under the retirement plan. The effective date of that restatement of the retirement excess plan is January 1, 1989 (the effective date of the first limitation on compensation imposed by Code
     Section 401(a)(17) and the effective date of the retirement plan amendments conforming thereto).

     2. DEFINITIONS AND REFERENCES. Unless the context requires otherwise, all terms defined in the retirement plan will have the same meaning when used in this retirement excess plan. References to sections of the retirement plan are to the plan as amended from time to time (and if any section is renumbered, reference herein is to the same section as renumbered).

     3. EXCLUSION OF SERP PARTICIPANTS. To avoid duplication of benefits, no person who is a participant in the BayBanks Supplemental Executive Retirement Plan (SERP) and who is eligible to receive a SERP benefit that would be duplicative of the benefit provided under this retirement excess plan will participate in this retirement excess plan or receive any benefit hereunder to the extent of the duplication.

     4. EXCESS BENEFIT PAYMENTS. If the full amount of the retirement benefit that would otherwise be payable to a participant under the retirement plan's benefit provisions (Article 5) cannot be paid to him because of the limitations on benefits under Sections 10.1 and 10.2 of the retirement plan, or because of the limit on the amount of earnings that may be taken into account under Section 5.8 of the retirement plan or under Code Section 401(a)(17) (or other applicable limitation under the Code), the amount that cannot be paid

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under the retirement plan will be paid under this retirement excess plan.  Such payments will be made in the same form and at the same time as benefit payments under the retirement plan. If payments under the retirement plan commence on a date other than the participant's normal retirement date or are paid in a form other than the normal form of payment (Section 6.1), benefit payment amounts hereunder will be actuarially adjusted in the same manner as benefit payments under the retirement plan. Benefit payments hereunder will be reduced by all taxes and other amounts (if any) required to be withheld.

     5. NO FUND OR USE OF RETIREMENT PLAN ASSETS. There will be no trustee under the retirement excess plan and no escrow or trust fund associated with the retirement excess plan. Contributions will be made by the Employers only as and when benefit payments are payable to a participant hereunder. Assets of the retirement plan will not be used for purposes of this retirement excess plan, and benefit payments under this retirement excess plan will not be commingled with any part of the trust fund established under the retirement plan. However, the trustee under the retirement plan may act as agent for the Employers in disbursing benefit payments under this retirement excess plan to participants.

     Notwithstanding the preceding paragraph, BayBanks in its sole discretion may establish a grantor trust of which it is treated as the owner under Code
Section 671 (or may utilize an existing such trust) to provide for the payment of benefits hereunder subject to such terms and conditions as BayBanks may deem necessary or advisable to insure that benefits are not includable, by reason of the trust, in the income of participants before actual payment. Such a trust will not be utilized if such use would result in this plan's being treated as "funded" for purposes of ERISA.

     6. ADMINISTRATION. This retirement excess plan will be administered by the Retirement Committee constituted under Article 14 of the retirement plan, which will have sole responsibility for the interpretation and operation of this plan.

     7. AMENDMENT OR TERMINATION. BayBanks may, without the consent of any participant or other person, amend this retirement excess plan at any time from time to time. BayBanks may terminate this retirement excess plan at any time.

     8. INTERPRETATION. This retirement excess plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.


          Executed on July 19, 1994.


                                   BAYBANKS, INC.



                                   By:   /s/ Ilene Beal
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